*** Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)
And 240.24b-2
Exhibit 10.106
THIRD AMENDMENT TO SUPPLY AGREEMENT
This Third Amendment to Supply Agreement (the “Amendment”) is entered into and effective as of January 1, 2007 (the “Effective Date”) by and between Roche Diagnostics Corporation (“Roche”), an Indiana corporation having its principal place of business at 9115 Hague Road, Indianapolis, Indiana 46250, and Gen-Probe Incorporated, a corporation with its principal place of business at 10210 Genetic Center Drive, San Diego, CA 92121-4362 (“Gen-Probe”). Roche and Gen-Probe are collectively referred to as “Parties” and each individually as a “Party.”
Whereas, Gen-Probe and Boehringer Mannheim GmbH entered into a Supply Agreement effective as of March 5, 1998, as amended February 21, 2001, and August 31, 2004 and as further amended by the Pricing Proposal Agreement dated 22 February/3 March 2006 (the “Agreement”);
Whereas, Subsequent to the execution of the Agreement, Roche Diagnostics GmbH succeeded to the rights and obligations of Boehringer Mannheim GmbH; and
Whereas, Roche Diagnostics GmbH assigned the Agreement to Roche Diagnostics Corporation effective July 2006; and
Whereas, Roche and Gen-Probe desire to amend the Agreement as set forth in this Amendment.
Now Therefore, in consideration of these premises, the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
1.	Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.	“Roche Diagnostics Corporation” shall be substituted for “Boehringer Mannheim GmbH”, “BM” and “Roche Diagnostics GmbH” in all instances where those terms have prospective application in the Agreement.

3.	Amendment to Section 1, Definitions:
a.	Paragraph 1.1, Products, shall be amended as follows:

i.	The first sentence shall be stricken and shall be replaced with the following: “ ‘Products’ shall mean those raw materials included in Categories A and B below and complying with the Specifications set forth in Attachment A attached hereto:”

ii.	The following additional products shall be added to Category B: Acridinium esters (standard, 2-methyl, ortho-fluoro).
b.	Paragraph 1.3, Affiliates, shall be stricken and replaced with the following: “’Affiliates’ of either Party shall mean any individual, association or other entity that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Party. For purposes of this definition, “control” (including “controlling,” “controlled by,” and “under common control with”) means owning fifty percent (50%) or more of the outstanding voting securities of an entity, or otherwise possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of an individual, association, or other entity, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, Genentech, Inc., a Delaware corporation, and Chugai Pharmaceutical Co., Ltd, 1-1 Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo, 103-8324, Japan, shall not be considered Affiliates of Roche unless Roche opts for such inclusion of either of the foregoing entities by giving written notice to Customer.”

c.	The following definition shall be added as Paragraph 1.5: “ ‘ Specifications’ shall mean the Product specifications set forth in Attachment A attached hereto.”
4.	Amendment to Section 2, Subject Matter of Agreement:
a.	Paragraph 2.4 shall be stricken in its entirety and replaced with the following: “Customer agrees that upon request it will make available to Roche, or third party auditing firm designated by Roche, all records necessary to verify Customer’s compliance with the terms of this Agreement.”
5.	Section 4, Purchase Price
a.	Paragraph 4.1(a) shall be stricken and replaced with the following: “Prices for the Products shall be as set forth in Attachment B and are firm until December 31, 2015. Gen-Probe shall purchase from Roche at least 85 % of its requirements for Category A enzymes M-MuLV RT and T7 RNA Pol., and 90 % of its requirements for Category B dNTPs and NTPs. Gen-Probe will purchase 100% of the products Proteinase K, and Acridinium esters. In the event that Gen-Probe exercises its option to engage Roche to manufacture 90% of Gen-Probe’s requirements for the more completed lyophilized kits for Gen-Probe’s Aptima assays (the “Lyophilized Kits”) Gen-Probe’s purchasing requirements for Category A enzymes shall be reduced from a purchasing requirement of at least 85% to a purchasing requirement of at least 75%. All other purchasing requirements will remain unchanged. For clarification, the Parties have not yet fully defined the specifications for the Lyophilized Kits; however, the Parties agree to work together in good faith to fully develop the specifications for the

Lyophilized Kits at the earliest opportunity. Gen-Probe shall be released from its obligation to purchase any Category B Product if, pursuant to section 2.2, Roche makes any material changes to the specifications, acceptance criteria, processes or procedures which have an impact on the performance of such Category B products in Gen-Probe’s application.
b.	Paragraph 4.1(b): shall be stricken and replaced with the following: “In the event that the Parties mutually agree in writing to changes to acceptance criteria or specifications for the Products, the prices are subject to change. The prices are also subject to change pursuant to section 9.2 of this Agreement, concerning regulatory requirements.”

c.	Paragraph 4.1(c): All references to the “Deutsch Mark” shall be stricken and shall be replaced with “Euro”. This clause will not be enacted as long as sales increase at a rate not less than 10% annually.
6.	Section 6, Forecasting Process: In the second paragraph, the reference to “succeeding three (3) calendar years” shall be stricken and replaced with “succeeding two (2) calendar years.”

7.	Section 7, Purchase Orders, Delivery Process and Security of Supply: Paragraph 7.1: The second paragraph shall be stricken and replaced with the following: “Furthermore, both Parties will agree annually in December of each calendar year on adequate levels of safety stock and storage locations to ensure the agreed upon terms of delivery are achieved. The Parties agree that half of the safety stock shall be maintained at Gen-Probe’s facility at San Diego, California, and the balance at Roche’s facilities in the United States. As to any products kept as safety stocks at Gen-Probe’s facilities, Roche shall provide the information described in section 3.2 for such Products at the time of delivery of those Products into the safety stock.” As to any products kept as safety stock at Roche’s Indianapolis facility, Gen-Probe will not be charged for said safety stock until its release to customer.

8.	Section 13, Term and Termination:
a.	Paragraph 13.1 shall be stricken and replaced with the following:

“The initial term of this Agreement shall expire on December 31, 2015, and thereafter shall automatically renew for additional two (2) year terms unless either Party provides written notice of its intent not to renew at least twelve (12) months prior to the expiration of the then-current contract term.”
9.	Attachments A and B shall be stricken in their entirety and replaced with the Attachment A and the Attachment B which are attached to this Third Amendment.

10.	In the event that Gen-Probe provides written notice to Roche of its intention and commitment to purchase 100% of its requirements for M-MuLV RT and T7 RNA Polymerase over a 24 month period (after 2010 this period will be shortened to a 12 month commitment), Roche shall lower the price of those enzymes by one tier for the same two calendar years. The Parties hereby agree that any such written notice shall be incorporated herein by reference and shall constitute a legally binding agreement.
11.	If during the Term of the Agreement Gen-Probe plans to purchase any biochemicals that are not already listed as Products, Gen-Probe shall offer Roche an opportunity to bid on the business before approaching other suppliers for a quotation.

12.	Except as expressly modified hereby, the Parties hereby ratify and confirm the Agreement in all respects.
     All other terms and conditions of the Agreement shall remain in full force and effect.

     Agreed to this 31st day of October, 2006, by and between:

ROCHE DIAGNOSTICS CORPORATION		GEN-PROBE INCORPORATED

By:	/s/ Lonnie Shoff	By:	/s/ R. William Bowen VP & General Counsel for

	Lonnie Shoff		Henry L Nordhoff

Its:	Senior Vice President	Its:	President & CEO

Attachment A
Product Specifications
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Attachment B
Product Prices
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***Confidential Treatment Requested

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